Exhibit 99.1

Care.com Announces Third Quarter 2018 Financial Results
Highlights Continued Profitable Growth and Key New Care@Work Clients

Waltham, MA - November 8, 2018 - Care.com (NYSE: CRCM), the world's largest online destination for finding and managing family care, today is announcing financial results for the third quarter ended September 29, 2018.
“Q3 was another quarter of profitable growth for us. We saw net income grow $1.6 million vs. prior and had another consecutive quarter of double-digit EBITDA margins,” said Sheila Lirio Marcelo, Founder, Chairwoman and CEO of Care.com. “We continued making progress on our key strategic initiatives - including increasing the penetration of Care@Work among the largest and most admired employers - and believe that the building blocks are in place to accelerate top-line growth in 2019 and beyond.”

Financial Results

•	Revenue for the third quarter of 2018 was $49.2 million, an increase of 10% from $44.5 million in the third quarter of 2017.

◦	Revenue attributable to the US Consumer offering totaled $38.5 million in the third quarter of 2018, an increase of 9% from $35.4 million in the third quarter of 2017.

◦	Revenue attributable to the Care@Work and other businesses totaled $10.7 million in the third quarter of 2018, an increase of 18% from $9.1 million in the third quarter of 2017.

•	Net income was $1.9 million in the third quarter of 2018, compared to $0.3 million in the third quarter of 2017, a increase of $1.6 million.

•	Adjusted EBITDA was $6.9 million in the third quarter of 2018, compared to $6.1 million in the third quarter of 2017, an improvement of $0.7 million.

•
GAAP EPS (Diluted) was $0.03 in the third quarter of 2018, compared to a loss of $0.01 in the third quarter of 2017. Q3 GAAP EPS (Diluted) was based on 33.9 million weighted average diluted shares outstanding versus 32.5 million in the third quarter of 2017.

•
Non-GAAP EPS (Diluted) was $0.18 in the third quarter of 2018, in line with the third quarter of 2017, which was also $0.18. Note that Non-GAAP EPS excludes the impact of non-cash stock-based compensation, adjustments relating to preferred stock and other non-recurring items, such as M&A expenses and restructuring costs.

•	The Company ended the quarter with $119.7 million in cash and cash equivalents and short-term investments.

Business Highlights

•	Our total members grew 17% to 30.8 million at the end of the third quarter of 2018, compared to 26.4 million in the same period of 2017.

•
Total families grew to 17.7 million at the end of the third quarter of 2018, an increase of 18% over the same period of 2017, and total caregivers grew to 13.1 million at the end of the third quarter of 2018, an increase of 15% over the same period of 2017.

Financial Expectations

	Q4 2018 Guidance			Full Year 2018 Guidance

Revenue	$49.6	—	$50.0	$192.1	—	$192.5

Adjusted EBITDA	$11.9	—	$12.3	$31.6	—	$32.0

Non-GAAP EPS	~$0.20			~$0.69

Figures in millions except for Non-GAAP EPS
Q4 Non-GAAP EPS based on approximately 39 million weighted average dilutive shares
FY'18 full year Non-GAAP EPS based on 39 million weighted average diluted shares

Future GAAP Net Income and GAAP EPS may be significantly affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which we are not able to estimate and which therefore are excluded in the calculation of the Company’s non-GAAP EPS guidance as described in this press release. Due to the nature of any such items, we are not able to estimate their significance, and it is therefore currently not practical to reconcile adjusted EBITDA and non-GAAP EPS guidance to the most comparable GAAP measure.

Earnings Teleconference Information

The Company will host a conference call at 8:00 AM ET today to discuss these results. The conference call will be accessible at (877) 407-4018 or (201) 689-8471 (International). The call will also be broadcast simultaneously at http://investors.care.com. Following completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (International), conference ID# 13683569. The telephone replay will be available from 11:00 AM ET November 8, 2018 through 11:59 PM ET November 22, 2018. Additional investor information can be accessed at http://investors.care.com.

About Care.com

Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 17.7 million families and 13.1 million caregivers* across more than 20 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 1.5 million employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and Care.com Benefits, including the household payroll and tax services provided by Care.com HomePay and the Care Benefit Bucks program, a peer-to-peer pooled, portable benefits platform funded by household employer contributions which provides caregivers access to professional benefits. For enterprise clients, Care.com builds customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin and the San Francisco Bay area.
*As of September 2018
Cautionary Language Concerning Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the expected results of product investments and initiatives, anticipated revenue growth, and the Company’s financial guidance for the fourth quarter of 2018 and full year 2018.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “plan,” "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," “designed,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members and extending the length of time that paying members continue to pay for our services, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.
Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: adjusted EBITDA, non-GAAP net income and non-GAAP EPS as non-GAAP financial measures in this press release. We define adjusted EBITDA as income / (loss), which excludes the accretion of preferred stock dividends and issuance costs, as well as: federal, state and franchise taxes, other income (expense), net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments, such as impairment and restructuring charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net income as income / (loss), which excludes the accretion of preferred stock dividends, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments such as impairment and restructuring charges. We define non-GAAP EPS as non-GAAP net income divided by diluted weighted-average shares outstanding, using the treasury stock method.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	September 29, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$84,573	$86,728
Short-term investments	35,099	15,000
Accounts receivable (net of allowance of $100 and $102, respectively) (1)	4,651	5,171
Unbilled accounts receivable (2)	6,076	5,454
Prepaid expenses and other current assets	8,620	4,883
Total current assets	139,019	117,236
Property and equipment, net	3,594	3,651
Intangible assets, net	4,356	1,142
Goodwill	68,441	60,281
Other non-current assets	3,017	2,066
Total assets	$218,427	$184,376

Liabilities, redeemable convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable (3)	$1,208	$1,873
Accrued expenses and other current liabilities (4)	23,233	17,086
Current contingent acquisition consideration	1,776	—
Deferred revenue (5)	22,131	18,626
Total current liabilities	48,348	37,585
Non-current contingent acquisition consideration	433	—
Deferred tax liability	1,358	1,292
Other non-current liabilities	6,562	5,779
Total liabilities	56,701	44,656

Series A Redeemable Convertible Preferred Stock, $0.001 par value - 46 shares designated; 46 shares issued and outstanding at September 29, 2018 and December 30, 2017; at aggregate liquidation and redemption value at September 29, 2018 and December 30, 2017, respectively	52,322	50,259
Stockholders' equity
Preferred Stock: $0.001 par value - authorized 5,000 shares at September 29, 2018 and December 30, 2017, respectively	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 31,644 and 30,390 shares issued and outstanding at September 29, 2018 and December 30, 2017, respectively	32	30
Additional paid-in capital	281,694	266,030
Accumulated deficit	(172,632)	(177,145)
Accumulated other comprehensive income	310	546
Total stockholders' equity	109,404	89,461

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$218,427	$184,376
(1) Includes accounts receivable due from related party of $407 and $307 at September 29, 2018 and December 30, 2017, respectively
(2) Includes unbilled accounts receivable due from related party of $556 and $222 at September 29, 2018 and December 30, 2017, respectively
(3) Includes accounts payable due to related party of $0 and $128 at September 29, 2018 and December 30, 2017, respectively
(4) Includes accrued expenses and other current liabilities due to related party of $1,366 and $542 at September 29, 2018 and December 30, 2017, respectively
(5) Includes deferred revenue associated with related party of $47 and $2 at September 29, 2018 and December 30, 2017, respectively

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Revenue (1)	$49,160	$44,536	$142,451	$129,874
Cost of revenue	11,532	9,345	30,798	27,111
Operating expenses:
Selling and marketing (2)	16,439	17,749	49,197	54,799
Research and development	8,860	6,202	25,640	18,857
General and administrative	10,987	8,840	33,047	25,528
Depreciation and amortization	416	419	1,245	1,266
Restructuring charges	89	2,978	568	2,978
Total operating expenses	36,791	36,188	109,697	103,428
Operating income (loss)	837	(997)	1,956	(665)
Other income (expense), net	38	612	(168)	1,921
Income (Loss) before income taxes	875	(385)	1,788	1,256
Benefit from income taxes	(977)	(647)	(2,592)	(1,503)
Net income	1,852	262	4,380	2,759
Accretion of Series A Redeemable Convertible Preferred Stock dividends	(718)	(680)	(2,063)	(1,942)
Net income attributable to Series A Redeemable Convertible Preferred Stock	(155)	—	(321)	(113)
Net income (loss) attributable to common stockholders	$979	$(418)	$1,996	$704

Net income (loss) per share attributable to common stockholders (Basic):	$0.03	$(0.01)	$0.06	$0.02
Net income (loss) per share attributable to common stockholders (Diluted):	$0.03	$(0.01)	$0.06	$0.02

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	31,356	29,825	30,980	29,510
Diluted	33,880	32,521	33,633	32,085
(1) Includes related party revenue of $819 and $457 for the three months ended September 29, 2018 and September 30, 2017, respectively. Includes related party revenue of $2,161 and $1,281 for the nine months ended September 29, 2018 and September 30, 2017, respectively.
(2) Includes related party expenses of $2,912 and $3,655 for the three months ended September 29, 2018 and September 30, 2017, respectively. Includes related party expenses of $8,565 and $11,475 for the nine months ended September 29, 2018 and September 30, 2017, respectively.

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Nine Months Ended
	September 29, 2018	September 30, 2017
Cash flows from operating activities
Net income	$4,380	$2,759
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	12,981	6,586
Depreciation and amortization	1,527	1,701
Deferred income taxes	(2,712)	(1,593)
Contingent consideration expense	29	—
Change in fair value of contingent consideration	257	—
Loss on impairment of intangible assets	142	—
Foreign currency remeasurement loss	606	1,671
Other non-cash operating expense	—	489
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	497	(1,290)
Unbilled accounts receivable	(625)	83
Prepaid expenses and other current assets	(1,448)	(1,362)
Other non-current assets	(693)	444
Accounts payable	(678)	(181)
Accrued expenses and other current liabilities	4,677	7,313
Deferred revenue	3,645	3,492
Other non-current liabilities	1,330	1,166
Net cash provided by operating activities	23,915	21,278

Cash flows from investing activities
Purchases of property and equipment; and software	(564)	(566)
Payments for acquisitions, net of cash acquired	(9,818)	—
Purchase of short-term investment	(35,099)	(15,000)
Sale of short-term investment	15,000	15,000
Payments for security deposits	—	(33)
Net cash used in investing activities	(30,481)	(599)

Cash flows from financing activities
Proceeds from exercise of common stock options	4,693	2,600
Net cash provided by financing activities	4,693	2,600

Effect of exchange rate changes on cash and cash equivalents	(282)	(2,939)
Net (decrease) increase in cash and cash equivalents and restricted cash	(2,155)	20,340
Cash and cash equivalents and restricted cash, beginning of the period	86,728	61,094
Cash and cash equivalents and restricted cash, end of the period	$84,573	$81,434

Care.com, Inc.
Reconciliation of Adjusted EBITDA & Non-GAAP Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
	(unaudited)		(unaudited)

Net income	$1,852	$262	$4,380	$2,759

Federal, state and franchise taxes	(833)	(589)	(2,055)	(1,299)
Other expense (income), net	(38)	(612)	168	(1,921)
Depreciation and amortization	603	502	1,527	1,701
EBITDA	1,584	(437)	4,020	1,240

Stock-based compensation	4,281	3,035	12,981	6,586
Merger and acquisition related costs	751	141	1,262	236
Restructuring related costs	89	2,978	568	2,978
Litigation related costs	157	—	177	75
Software implementation costs	5	229	308	457
Severance related costs	—	200	67	321
Impairment of intangible assets	—	—	142	—
Adjusted EBITDA	$6,867	$6,146	$19,525	$11,893

Add back for Non-GAAP Net Income

Federal, state and franchise taxes	833	589	2,055	1,299
Other (expense) income, net	38	612	(168)	1,921
Depreciation and amortization	(603)	(502)	(1,527)	(1,701)
Non-GAAP net income	$7,135	$6,845	$19,885	$13,412

Non-GAAP net income per share:
Basic	$0.23	$0.23	$0.64	$0.45
Diluted	$0.18	$0.18	$0.51	$0.36

Weighted-average shares used to compute non-GAAP net income per share:
Basic	31,356	29,825	30,980	29,510
Diluted	38,863	37,245	38,616	36,809

Care.com, Inc.
Reconciliation of Non-GAAP EPS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
	(unaudited)		(unaudited)
Weighted-average shares used to compute net income per share:
Diluted	38,863	37,245	38,616	36,809

Net income per share (Diluted):
Net (loss) income per share attributable to common stockholders	$0.03	$(0.01)	$0.05	$0.02
Impact on net income per share of Series A related costs	0.02	0.02	0.06	0.06
Adjusted net income per share	$0.05	$0.01	$0.11	$0.07

Stock-based compensation	0.11	0.08	0.34	0.18
Merger and acquisition related costs	0.02	0.00	0.03	0.01
Restructuring related costs	0.00	0.08	0.01	0.08
Litigation related costs	0.00	—	0.00	0.00
Software implementation costs	0.00	0.01	0.01	0.01
Severance related costs	—	0.01	0.00	0.01
Impairment of intangible assets	—	—	0.00	—
Non-GAAP net income per share - diluted	$0.18	$0.18	$0.51	$0.36

Care.com, Inc.
Supplemental Data
(in thousands, except monthly average revenue per member)

	Period Ended
	September 29, 2018	September 30, 2017
Total members	30,795	26,393
Total families	17,699	14,967
Total caregivers	13,096	11,427

Paying families - US Consumer Business	356	320

	Period Ended
	September 29, 2018	September 30, 2017
Monthly average revenue per paying family
US Consumer Business	$38	$38